Exhibit 99.2

King & Wood Mallesons

The Supplementary Legal Opinion (II) of King & Wood Mallesons on

Initial Public Offering and Listing of Beijing Tongmei Xtal Technology

Co., Ltd. on the Science and Innovation Board

To: Beijing Tongmei Xtal Technology Co., Ltd.

King & Wood Mallesons (hereinafter referred to as We/Us) is entrusted by Beijing Tongmei Xtal Technology Co., Ltd. (hereinafter referred to as the “Issuer”) to be the Specialized Legal Adviser for the Initial Public Offering and Listing on the Science and Innovation Board of the Issuer (hereinafter referred to as the “Offering and Listing”).

The Legal Opinion of King & Wood Mallesons on Initial Public Offering and Listing of Beijing Tongmei Xtal Technology Co., Ltd. on the Science and Innovation Board (hereinafter referred to as the “Legal Opinion”) and the Lawyer’s Work Report of King & Wood Mallesons on Initial Public Offering and Listing of Beijing Tongmei Xtal Technology Co., Ltd. on the Science and Innovation Board have been issued on December 25, 2021 regarding the offering and listing matters, and the Supplementary Legal Opinion (I) of King & Wood Mallesons on Initial Public Offering and Listing of Beijing Tongmei Xtal Technology Co., Ltd. on the Science and Innovation Board (hereinafter referred to as the “Supplementary Legal Opinion (I)”) has

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Exhibit 99.2

been issued on April 7, 2022, and the Lawyer’s Work Report of King & Wood Mallesons on Initial Public Offering and Listing of Beijing Tongmei Xtal Technology Co., Ltd. on the Science and Innovation Board (hereinafter referred to as the “Lawyer’s Work Report”) has been updated accordingly according to the Securities Law of the People’s Republic of China (hereinafter referred to as the “Securities Law”), the Company Law of the People’s Republic of China (hereinafter referred to as the “Company Law”), the Administrative Measures for the Registration of Initial Public Offering of Shares on the Science and Innovation Board (Trial) (hereinafter referred to as the “Administrative Measures for the Registration of Initial Public Offering”), the Administrative Measures for Securities Legal Business of Law Firms (hereinafter referred to as the “Administrative Measures for Securities Legal Business”), the Practical Rules for Securities Legal Business of Law Firms (Trial) (hereinafter referred to as the “Practical Rules of Securities Legal Business”), No. 12 Rules for the Preparation and Reporting of Information Disclosure by Public Securities Companies- Legal Opinions and Lawyers' Work Report on Public Securities Issuance (hereinafter referred to as “No. 12 Rules for the Preparation and Reporting”), Guidelines for the Application of Regulatory Rules- Law No. 2: Detailed Practical Rules of Law Firms Engaged in the Legal Business of Initial Public Offering and Listing (hereinafter referred to as the “Detailed Practical Rules of Initial Legal Business”) and other existing effective laws, administrative rules, regulations and normative documents in the People’s Republic of China (hereinafter referred to as “China”), (for the purpose of the Supplementary Legal Opinion, excluding Hongkong Special Administrative Region, Macao Special Administrative Region and Taiwan Region), and the relevant provisions of China Securities Regulatory Commission (hereinafter referred to as the “CSRC”), and based on the business standards, moral rules and diligent diligence spirit recognized by the practice of law.

The handling lawyers of King & Wood Mallesons supplemented the audit of relevant matters involved in the Offering and Listing of the Issuer, and issued the Supplementary Legal Opinion according to the requirements of SZKS (Review) [2022] No. 182 - the Inquiry Letter on the Second Round Examination of the Application Documents of Beijing Tongmei Xtal

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Exhibit 99.2

Technology Co., Ltd. for Initial Public Offering and Listing on the Science and Innovation Board (hereinafter referred to as the “Second Round Inquiry Letter”) issued by Shanghai Stock Exchange on April 26, 2022.

The Supplementary Legal Opinion forms an integral part of the Legal Opinion, Lawyer’s Work Report and the Supplementary Legal Opinion (I) issued by us. The premises and assumptions in the Legal Opinion, Lawyer’s Work Report and the Supplementary Legal Opinion (I) of us are also applicable to the Supplementary Legal Opinion. The relevant interpretations or abbreviations of the Legal Opinion, the Lawyer’s Work Report and the Supplementary Legal Opinion (I) shall also apply to the Supplementary Legal Opinion unless otherwise specified. For matters specially described in the Supplementary Legal Opinion, the description herein shall prevail.

We only express opinions on legal issues related to the Offering and Listing of the Issuer, and does not express opinions on non-legal professional matters, such as accounting, audit and asset evaluation in the Supplementary Legal Opinion. We only express opinions according to the current effective laws and regulations in China, and do not express opinions according to any laws outside China. We do not express opinions on non-legal professional matters, such as accounting, audit and asset evaluation and overseas legal matters. When quoting some data and conclusions of relevant Accounting Reports, Audit Report, Asset Evaluation Report and Overseas Legal Opinions in the Supplementary Legal Opinion, we have fulfilled the necessary duty of care, but such quoting is not regarded as any express or implied guarantee of us for the authenticity and accuracy of the conclusion on these data, since we are not qualified for verifying and evaluating such data.

The Supplementary Legal Opinion is only used by the Issuer for the purpose of the Offering and Listing, and shall not be used for any other purpose. We agree to take the Supplementary Legal Opinion as the necessary legal document for the Application for the Offering and Listing of Issuer, submit it to Shanghai Stock Exchange and the CSRC together with other Application materials for review, and bear corresponding legal liabilities for the

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Exhibit 99.2

Supplementary Legal Opinion issued according to the law. We agree that the Issuer shall quote the relevant contents of the Supplementary Legal Opinion in the relevant documents prepared for the Offering and Listing by itself or according to the review requirements of the CSRC and Shanghai Stock Exchange, but the Issuer shall not cause legal ambiguity or misinterpretation due to the quotation. We have the right to review and confirm the contents of the above relevant documents again.

According to the business standards, ethics and the spirit of diligence recognized by the practice of law, we have verified the issues related to the Issuer’s Attorney in the Second Round Inquiry Letter, and now issue the Supplementary Legal Opinion as follows:

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Exhibit 99.2

Table of Contents

I. Question 1 of the Second Round Inquiry Letter: About Independence	6
II. Question 2 of the Second Round Inquiry Letter: About Business Reorganization	12
III. Question 6 of the Second Round Inquiry Letter: About R&D Staff and R&D Expenses	29
IV. Question 7 of the Second Round Inquiry Letter: About Legality and Compliance of Source of Core Technologies	32

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Exhibit 99.2

I. Question 1 of the Second Round Inquiry Letter: About Independence

1.4

The Sponsor and Issuer’s Attorney are advised to propose clear and definite verification opinions on whether the Issuer meets relevant requirements on independence as set out in Article 12 of the Measures for the Administration of the Registration of IPO Stocks on the Science and Technology Innovation Board (for Trial Implementation).

Reply:

(I) Whether the Issuer meets relevant requirements on independence as set out in Article 12 of the Measures for the Administration of the Registration of IPO Stocks on the Science and Technology Innovation Board (for Trial Implementation)

In accordance with Article 12 of the Measures for the Administration of the Registration of IPO Stocks on the Science and Technology Innovation Board (for Trial Implementation), requirements for independence to be met by the Issuer shall, specifically, include that: the Issuer has complete assets, independent business and personnel, finance and institution, has no horizontal competition with the controlling shareholder, the actual controller and other enterprises controlled by it, which has material adverse effects on the issuer, and has no affiliated transaction which seriously affects its independence or is evidently unfair. The Issuer meets these requirements for independence. The specific analysis is shown as follows:

In terms of assets, in November 2021, the Controlling Shareholder licensed its intellectual property rights, patents authorized and in application and relevant trademarks to the Company and its holding subsidiaries for permanent use. Such authorized patented technologies do not have a key impact in the current production and operation of the Company, and the relevant core technologies and patents of the Company are formed by independent research and development, and the relevant authorized trademarks are not ones necessary for the Company's

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Exhibit 99.2

production and operation. As of the date of this Supplementary Legal Opinion, the property rights of assets among the Issuer, Controlling Shareholder and other companies controlled by it are clearly defined. The Issuer legally owns the ownership or right to use of such intellectual property rights as land, houses, equipment, trademarks, and patents pertaining to its production and operation. It is evident that Issuer’s assets are independent and complete.

In terms of business, in March 2021, AXT-Tongmei and AXT performed their business transition for semiconductor substrate materials; in May 2021, the Issuer completed the acquisition of AXT-Tongmei, incorporating business systems such as overseas sales into the Issuer. Before such business transition, the overseas sales of the Issuer with respect to semiconductor substrate material products were undertaken by its Controlling Shareholder AXT based on the internal arrangement of the Group, while the Issuer purchased some major raw materials overseas through AXT. After the business transition, AXT-Tongmei, the Company’s subsidiary, was independently responsible for overseas procurement and sales. AXT would no longer engage in specific business after completing subsequent orders. As of the date of this Supplementary Legal Opinion, the Issuer carries out business independently according to law. Moreover, all its businesses are independent of its Controlling Shareholder, and other companies it controls. The Issuer's production, supply and marketing system has been independent and complete, and the business has been carried out well.

In terms of human resources, after the business tranisition, AXT only retained some necessary personnel to be responsible for information disclosure, investor relations, and financial affairs in the U.S. capital market. Its sales, procurement, R&D and some financial and administrative personnel have been transferred to AXT-Tongmei. As of the date of this Supplementary Legal Opinion, no senior executives of the Issuer such as General Manager, Deputy General Manager, Financial Superintendent, and Board Secretary hold any positions other than directors and supervisors in the Controlling Shareholder of the Issuer and other enterprises controlled by it. Nor do they get paid from the Controlling Shareholder of the Issuer and other companies it controls.

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Exhibit 99.2

In terms of finance, as of the date of this Supplementary Legal Opinion, the Issuer has an independent Financial Department with specialized financial personnel and an independent financial accounting system. Therefore, it can make financial decisions independently. Also, it has a standardized financial accounting system and a financial management system for its subsidiaries. The Issuer does not share bank accounts with the Controlling Shareholder of the Issuer and other companies it controls as it has established independent accounts for this purpose. No financial staff of the Issuer have concurrently hold offices in or get paid from the Controlling Shareholder and other companies it controls.

In terms of organization, as of the date of this Supplementary Legal Opinion, the Issuer has organized the General Meeting of Shareholders, the Board of Directors, the Board of Supervisors and other corporate governance structures in accordance with the Companies Law and the Articles of Association. What’s more, it has sound internal operation and management organizations and independent decision-making and execution organizations, facilitating that it can independently exercise the power of operation and management. In this case, there is no institutional confusion with the Controlling Shareholder of the Issuer and other companies it controls. After the completion of the asset reorganization, the Controlling Shareholder did not directly participate in the operation and management of the Company, and it exercised the relevant shareholder rights by exercising voting rights and nominating directors at the Company's shareholders' meeting/general meeting, and there was no situation in which it exceeded the authority of the board of directors to exercise the management right through the management or directly.

In terms of horizontal competition, in December 2020, AXT increased its capital to Beijing Tongmei with equity interests in Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei, Chaoyang Jinmei and Beijing Boyu; in May 2021, the Issuer acquired AXT-Tongmei. After the completion of such reorganization and business transition, the Issuer has formed a complete industrial chain covering the research and development, production and sales of semiconductor substrate materials, the consumable PBN crucibles and important raw materials

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Exhibit 99.2

high-purity metals. As of the date of this Supplementary Legal Opinion, AXT and other enterprises which are controlled by AXT do not have any substantive business operations, nor do they have any horizontal competition with the Issuer.

In terms of related-party transactions, after the business transition, AXT-Tongmei, the Company’s subsidiary, was independently responsible for overseas procurement and sales and AXT would no longer engage in specific business after completing subsequent orders. In addition, the related-party transactions during the reporting period between the Company and related parties have all followed the principles of fairness, voluntariness and reasonableness. All these related-party transactions are at fair price without jeopardizing the benefits of the Company and non-related shareholders. As of the date of this Supplementary Legal Opinion, there are no related-party transactions that may seriously affect the Issuer's independence or lack of fairness.

In conclusion, the Issuer has complete assets, independent business and personnel, finance and institution, has no horizontal competition with the controlling shareholder, the actual controller and other enterprises controlled by it, which has material adverse effects on the issuer, and has no affiliated transaction which seriously affects its independence or is evidently unfair. Therefore, these comply with relevant requirements for independence in Article 12 of the Measures for the Administration of the Registration of IPO Stocks on the Science and Technology Innovation Board (for Trial Implementation).

(II) Verification procedures and opinions

Our Attorney has carried out the following verification procedures with respect to the aforesaid issues:

1. The Issuer provided Audit Report, sales and procurement details, documents of R&D input, equipment procurement details, fixed assets list, procurement contracts and invoices of important fixed assets, real estate certificates, lists and certificates of intellectual property rights, other asset ownership certificates, staff register, remuneration payment records, organizational

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Exhibit 99.2

chart, and responsibilities description, job standards and systems of departments, cash flow in bank accounts. Further, the setting of sales and procurement, finance, R&D, together with staffing, was checked to get hold of asset ownership and usage status. Moreover, the Issuer was inspected for any dispute over the ownership of the important assets produced and operated by the Issuer, and whether its assets were occupied or used by related parties;

2. Legal opinions issued by Burks Johansson LLP, a US law firm, on the Controlling Shareholder AXT, AXT’s information disclosure documents, audit reports or financial statements, details and contracts of procurement and sales, list of fixed assets, list of intellectual property rights, staff register, and cash flow in bank accounts were obtained. Further, the development history, industry, main business, products, raw materials, production process, assets, and staffing of AXT and the companies it controls were inspected. AXT and the companies it controls were further investigated for any horizontal competition that may have significant adverse effects on the Issuer, and whether related sales, procurement, assets, personnel, and technologies of the Issuer are confused with those of its Controlling Shareholder and the companies it controls or participates in;

3. The Issuer provided its explanations. Details of related-party sales and procurement transactions, related-party transaction contracts and transaction vouchers, trademarks and technology licensing contracts of the Issuer during the reporting period were inspected. The explanations of the Issuer’s related parties in terms of the related-party transactions and interview transcripts were obtained. The reasons for the Issuer's purchases from related parties, the impact of the suspension of purchases from Dongfang High-purity on the Company's production and operation and alternative measures, the specific circumstances of the production equipment from related-party purchases, the amount and proportion of related party transactions between the Issuer and related parties, changing trends, background and authenticity of the related party transactions were further investigated. Also, the Issuer was examined for any related-party transactions that seriously affect its independence;

4. Trademark, technology license agreements, capital lending contract and certificates

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Exhibit 99.2

signed by AXT and the Issuer were obtained. The Issuer was inspected for whether it has obtained necessary authorizations for using the trademarks and technologies of related parties, and whether the Issuer’s production and operation constitute a major reliance on the authorized trademarks and technologies;

5. Real estate, land, patents, trademarks, software copyrights and other assets through public channels, and the inventory of stock, fixed assets, construction in progress and intangible assets at the end of the period, and the accuracy and integrity of the assets, of the Issuer, were checked;

6. AXT issued the Letter of Commitment on Avoiding Horizontal Competition;

7. Production sites and R&D sites of the Issuer and its subsidiaries were investigated on the spot. Production process, project initiation of R&D projects, R&D records, of the Issuer were inspected. Interviews were conducted with the superintendents responsible for management, procurement, marketing, finance, and R&D of the Issuer, with a view to determining whether the Company operates independently in terms of production, supply, marketing, finance, and R&D;

8. The Issuer provided its explanations. Interview were conducted with main customers and suppliers during the reporting period, as well as those after asset restructuring with AXT, and confirmations with main customers after asset restructuring with AXT were carried out, for the purpose of understanding the transaction contents, terms, and actual implementation with these customers and suppliers, and their cooperation history, customers’ recognition of product quality of the Company, and determining whether there is a related-party relationship with the Issuer and financial disintermediation, and the situation relating to the business transition;

9. Main customers and suppliers, as well as those after asset restructuring with AXT during the reporting period, of the Issuer were executed the external confirmation procedure;

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Exhibit 99.2

10. The Issuer, its Controlling Shareholder AXT and its key management personnel, directors, supervisors, senior executives, sales and procurement superintendents, key financial personnel, key sales and procurement personnel, etc. were inspected for the cash flow in bank accounts during the reporting period, so as to determine whether they have financial disintermediation and advance payment, etc.;

11. The Issuer provided its explanations. The industrial and commercial files of the Issuer and its holding subsidiaries and the Company's internal governance related systems were inspected, and interviews with some outgoing directors were conducted to understand the establishment and operation of the Company's management organization, and the Company's management and control methods of its holding subsidiaries after the completion of the asset reorganization and to understand the reasons and effects of the changes in the Company's directors before and after the asset reorganization.

Through verification, we believe that, the Issuer has complete assets, independent business and personnel, finance and institution, has no horizontal competition with the controlling shareholder, the actual controller and other enterprises controlled by it, which has material adverse effects on the issuer, and has no affiliated transaction which seriously affects its independence or is evidently unfair. Therefore, these comply with relevant requirements for independence in Article 12 of the Measures for the Administration of the Registration of IPO Stocks on the Science and Technology Innovation Board (for Trial Implementation).

II. Question 2 of the Second Round Inquiry Letter: About Business Reorganization

According to the reply to the inquiry, (1) the Issuer considers that it has completed the asset reorganization on December 9, 2020 on the ground that the original shareholders of the reorganized entities have acquired the newly increased shares (consideration of reorganization) of Tongmei Limited, but the industrial and commercial change registration of Baoding Tongmei, one of the reorganized entities, was completed

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Exhibit 99.2

on January 12, 2021; (2) in May 2021, the Issuer acquired AXT-Tongmei from AXT.

The Issuer is required to explain: (1) the transaction process of the acquisition of Baoding Tongmei, the reasons why the Company considers that it acquired the control over Baoding Tongmei on December 9, 2020; (2) the reasons why the acquisition of AXT-Tongmei is not included in the scope of reorganization and the rationality thereof; (3) recalculation and comparison of indicators such as total assets, operating income and total profit of the reorganizing parties in 2020 after AXT-Tongmei is included in the scope of reorganization; (4) Details and relevant reasons of offsetting transactions among the reorganizing parties in 2019 and 2020.

The Sponsor, the Issuer’s Attorney and the Reporting Accountant are requested to conduct verifications and issue explicit opinions thereon.

Reply:

(I) Transaction process of the acquisition of Baoding Tongmei, the reasons why the Company considers that it acquired the control over Baoding Tongmei on December 29, 2020

1.Transaction process of the acquisition of Baoding Tongmei

According to the industrial and commercial registration data of the Issuer and Baoding Tongmei, the transaction process of the Issuer’s acquisition of Baoding Tongmei is as follows:

Time	Transaction Process
December 9, 2020

Beijing Zhongfeng Assets Appraisal Co., Ltd. issued the Asset Apprisal Report on the Total Equity Value of Baoding Tongmei Crystal Manufacturing Co., Ltd. involved in the Shareholders’ Proposed Transfer of Equity Interest in Baoding Tongmei Crystal Manufacturing Co., Ltd. (Zhong Feng Ping Bao Zi (2020) No. 01234).

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Exhibit 99.2

Time	Transaction Process
December 25, 2020

The shareholder of Baoding Tongmei made a shareholders’ decision, agreeing that AXT would transfer all its 100% equity interest in Baoding Tongmei to Tongmei Limited; after the equity transfer, Baoding Tongmei would become a wholly owned subsidiary of Tongmei Limited; the nature of the company would be changed from a limited liability company (sole proprietorship by a foreign legal person) to a limited liability company (sole proprietorship by a legal person).

AXT and Tongmei Limited entered into the Equity Transfer Agreement, pursuant to which AXT agreed to transfer its 100% equity interest in Baoding Tongmei and the corresponding shareholder rights and obligations represented by such equity interest to Tongmei Limited, and Tongmei Limited agreed to accept the transfer of AXT’s 100% equity interest in Baoding Tongmei and the corresponding shareholder rights and obligations represented by such equity interest.

Tongmei Limited held a shareholders’ meeting, agreeing that AXT would use its 100% equity interest in Baoding Tongmei as a consideration to subscribe for the newly increased registered capital of the Company; AXT and Tongmei Limited entered into the Capital Increase Agreement, providing that AXT would use its 100% equity interest in Baoding Tongmei as a consideration to subscribe for the newly increased registered capital of the Company.

Tongmei Limited executed the new articles of association of Baoding Tongmei Crystal Manufacturing Co., Ltd.
December 29, 2020

Tongmei Limited completed the industrial and commercial change registration and obtained the business license issued by the Beijing Tongzhou District Administration for Market Regulation. AXT, the original shareholder of Baoding Tongmei, obtained the newly increased shares of Tongmei Limited (consideration of reorganization), that is, Tongmei Limited has paid all the consideration of reorganization.

January 12, 2021	Baoding Tongmei completed the industrial and commercial change registration and obtained the business license issued by the Dingxing County Administrative Review and Approval Bureau.

2.Reasons why the Company considers that it acquired the control over Baoding Tongmei on December 29, 2020

According to the industrial and commercial registration data of the Issuer and Baoding Tongmei and the explanations provided by the Company, in combination with the provisions of the application guide of the Accounting Standards for Business Enterprises No. 20 - Business Mergers, the determination standards and actual circumstances in relation to the Company’s completion of its control over Baoding Tongmei are as follows:

(1) The contract or agreement on the business merger has been approved by the

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Exhibit 99.2

shareholders’ meeting, etc.

On December 25, 2020, AXT and Tongmei Limited entered into the Equity Transfer Agreement which has been deliberated and approved by the shareholder of Baoding Tongmei.

(2) If the business merger is required to be approved by the relevant competent authorities of the state, such approval has been obtained.

Pursuant to applicable laws and regulations, the Company’s acquisition of 100% equity interest in Baoding Tongmei is not required to be approved by the relevant competent authorities of the state.

(3) The parties involved in the merger have gone through such procedures as necessary for the transfer of property rights

On December 25, 2020, AXT and Tongmei Limited entered into the Equity Transfer Agreement, agreeing that AXT would transfer its 100% equity interest in Baoding Tongmei to Tongmei Limited. The Agreement took effect on December 25, 2020, the parties thereto have confirmed that the relevant equity transfer has been completed on the same day, Tongmei Limited has become the sole shareholder of Baoding Tongmei on December 25, 2020.

(4) The merging party or the purchasing party has paid most of the merger price (generally more than 50%), and has the ability and plan to pay the remaining amount

According to the Equity Transfer Agreement and the Capital Increase Agreement entered into by and between Tongmei Limited and AXT, the consideration for Tongmei Limited’s acquisition of 100% equity interest in Baoding Tongmei is new shares issued by Tongmei Limited to AXT, and the acquisition of newly increased shares in Tongmei Limited by the original shareholders of Baoding Tongmei is subject to the consummation of the capital increase, the industrial and commercial change registration and the acquisition of the business license.

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Exhibit 99.2

On December 29, 2020, Tongmei Limited completed the industrial and commercial change registration with respect to the reorganization matters and obtained a new business license, that is, the original shareholders of Baoding Tongmei have obtained the newly increased shares in Tongmei Limited (consideration of reorganization). Accordingly, Tongmei Limited has paid the consideration for the equity transfer as agreed in the Equity Transfer Agreement on December 29, 2020.

(5) The merging party or the purchasing party has controlled the financial and operational policies of the merged party or the purchased party, and owns the corresponding benefits and bears the corresponding risks

According to the articles of association of Baoding Tongmei Crystal Manufacturing Co., Ltd. which was executed and entered into force on December 25, 2020, upon the completion of the reorganization, the body with the highest authority of Baoding Tongmei remains to be shareholders. Therefore, after Tongmei Limited becomes the sole shareholder of Baoding Tongmei, Tongmei Limited shall have the right to exercise relevant authorities as a shareholder in accordance with the Company Law and the articles of association of Baoding Tongmei, appoint and remove members of the board of directors of Baoding Tongmei, and thereby appoint and remove the management of Baoding Tongmei through the board of directors to exercise the control over Baoding Tongmei.

The Issuer, Baoding Tongmei and AXT, the original shareholder of Baoding Tongmei, jointly issued the Confirmation Letter on the Asset Reorganization, confirming that the transfer of equity interest in Baoding Tongmei has been completed on the date of signing the Equity Transfer Agreement; as of the date of the completion of such equity transfer, Tongmei Limited holds 100% equity interest in Baoding Tongmei, controls the financial and operational policies of Baoding Tongmei, has the rights and obligations as a shareholder of Baoding Tongmei, and owns corresponding benefits and bears corresponding risks.

In addition, according to the explanations provided by Baoding Tongmei and the Issuer

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Exhibit 99.2

and as confirmed through the interviews with the persons of Baoding Tongmei handling the industrial and commercial change registration and the officials of the industrial and commercial authorities by our lawyers, Baoding Tongmei submitted the application materials for the relevant change registration to market inspection and management authorities at the end of December 2020, but due to the government’s processing time and procedures, the industrial and commercial change registration was completed on January 12, 2021. In consideration of the fact that the Company Law, the Regulations on the Administration of Registration of Market Entities and other laws and regulations have no provision that the industrial and commercial change registration is a condition to the effectiveness of equity transfer, the industrial and commercial change registration of equity interest is only an administrative act, and such change is aimed at making the relevant registration matters of a company public and become effective against a bona fide third party, and the Equity Transfer Agreement does not list the industrial and commercial change registration as a precondition to the equity transfer. Therefore, regardless of whether the industrial and commercial change registration of Baoding Tongmei is completed, the effectiveness of the Equity Transfer Agreement and the equity transfer shall not be affected, nor does the time of completing such industrial and commercial change registration affect the time of completing the equity transfer.

As confirmed through the interviews with MORRIS SHEN-SHIH YOUNG, the Chairman of Baoding Tongmei, and VINCENT WENSEN LIU, the General Manager of Baoding Tongmei, by our lawyers, Tongmei Limited obtained 100% equity interest in Baoding Tongmei on December 25, 2020, becoming the sole shareholder of Baoding Tongmei, owning relevant rights as a shareholder in accordance with the law, and controlling the financial and operational policies of Baoding Tongmei, it has obtained the control over Baoding Tongmei. The fact that the relevant industrial and commercial change registration of Baoding Tongmei was completed on January 12, 2021 has no effect on Tongmei Limited’s control over Baoding Tongmei.

In conclusion, as of December 29, 2020, Tongmei Limited has obtained the control over Baoding Tongmei.

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Exhibit 99.2

(II) Reasons why the acquisition of AXT-Tongmei is not included in the scope of reorganization and the rationality thereof

1.The asset reorganization in December 2020 and the acquisition of AXT-Tongmei are two separate reorganizations implemented by the Company

To solve horizontal competition and integrate business resources, the Company implemented the asset reorganization in December 2020, upon the completion of such reorganization, the Company holds 100% equity interest in Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei and Chaoyang Jinmei. This reorganization is for production resources; after the completion of the said reorganization, the Company has integrated the supply of PBN crucibles, indium phosphide polycrystalline, high-purity gallium and other raw materials in the upstream of semiconductor substrate materials, and their main business covers the R&D, production and sale of semiconductor substrate materials, PBN materials and other high-purity materials. Before and after the reorganization, the Company fails to achieve the independent sale of overseas substrate materials. In this reorganization, the Company and the original shareholders of the reorganized parties entered into the Equity Transfer Agreement and the Capital Increase Agreement in December 2020, which have gone through the review procedure by the board of directors, the shareholders’ meeting or any other competent authority, and completed the payment of relevant amounts and the closing of assets in the same month.

According to the description of the Company, the Company’s acquisition of AXT-Tongmei is to make the Issuer directly face customers in the overseas substrate material market and further reduce related party transactions and horizontal competition, which is a further extension after the Company’s domestic reorganization, mainly intending to reorganize the channels for overseas procurement and the sales of semiconductor substrate materials. After the acquisition of AXT-Tongmei, the Issuer owns a full independent marketing ability in the overseas market. On May 6, 2021, the Company held a board meeting to review and approve the Company’s acquisition of 100% equity interest in AXT-Tongmei from AXT in cash. On

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Exhibit 99.2

the same day, Beijing Tongmei entered into the Share Transfer Agreement with AXT.

According to the description of the Company, as the Company’s overseas investment is subject to the pre-approval procedures such as overseas investment filing, and the time of completion of such procedures is uncertain, the acquisition of AXT-Tongmei was not deliberated by the Company in its board meeting held in December 2020. The acquisition of AXT-Tongmei was deliberated and approved by the Company’s board of directors in May 2021 separately, such acquisition and the reorganization in December 2020 are not conditional on each other.

In addition, the agreements signed by the related parties above did not require that the two organizations shall be preconditioned on each other.

In conclusion, the asset reorganization by the Company in December 2020 and the acquisition of AXT-Tongmei by the Company in May 2021 are two separate reorganizations implemented by the Issuer in the fiscal year or period immediately before the Issuer submitted its IPO application documents.

2.Non-existence of circumvention of the Opinions on the Application of “No Major Change in the Issuer’s Main Business in the Last Three Years” under Article 12 of the Administrative Measures on the Initial Public Offering and Listing of Stocks - the Opinions on the Application of the Securities and Futures Law No. 3 (“Opinions on the Application of the Securities and Futures Law No. 3”) in relation to the acquisition of AXT-Tongmei being not included in the scope of reorganization

(1) Relevant provisions of the Answers to Certain Questions on the IPO Business (Revised in June 2020)

According to the relevant provisions of “Question 36, Business Reorganization and Major Changes in Main Business” in the Answers to Certain Questions on the IPO Business (Revised in June 2020):

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Exhibit 99.2

“The business reorganization of an issuer occurred during the reporting period shall be determined separately based on whether the reorganized business and the issuer are under the same control. If the business reorganization is under the same control, it shall be determined and handled in accordance with the relevant requirements of the Opinions on the Application of the Securities and Futures Law No. 3; if the business reorganization is not under the same control, it usually includes the acquisition of the equity interest or operating assets of the reorganized party, increasing the capital of the issuer, merging the reorganized party or otherwise with the equity interest or operating assets of the reorganized party. The issuer and intermediaries may pay attention to the following factors: …”; “If multiple reorganizations occur within 12 months, the impact of the reorganization on the issuer’s total assets, net assets, operating income or total profit shall be calculated on a cumulative basis.”

Both the Company’s asset reorganization in December 2020 and the acquisition of AXT-Tongmei in May 2021 are business reorganizations under the same control. According to the regulations above, they shall be determined and handled in accordance with the relevant requirements of the Opinions on the Application of the Securities and Futures Laws No. 3.

(2) Relevant provisions of the Opinions on the Application of the Securities and Futures Law No. 3

According to the Opinions on the Application of the Securities and Futures Law No. 3, if an issuer has undergone multiple reorganizations in the fiscal year or period immediately before its submission of the IPO application documents, the impact of such reorganizations on the issuer’s total assets, operating income or total profit shall be calculated on a cumulative basis.

According to the Opinions on the Application of the Securities and Futures Law No. 3, the Issuer submitted its IPO application documents in December 2021, as required by the above provisions, the Issuer shall consolidate the reorganization (i.e., the reorganization of five entities, including Beijing Boyu) in the fiscal year immediately before its submission of IPO application documents; and the reorganization in the period immediately before its submission

8-3-20

Exhibit 99.2

of IPO application documents (i.e., the acquisition of AXT-Tongmei) will be calculated. After separately calculating the impact of the two reorganizations on the Issuer’s total assets, operating income or total profit, and then adding up them. As AXT-Tongmei had not actually operated in 2020 and did not open any bank account, the amount of paid-in capital and related financial indicators are all zero, and the proportion of the total assets, operating income or total profit of AXT-Tongmei to the relevant financial indicators of the Issuer in 2020 is also zero. Therefore, the acquisition of AXT-Tongmei does not affect the comparison of indicators of the reorganizing parties such as total assets, operating income or total profit in 2020. The fact that the acquisition of AXT-Tongmei is not included in the scope of reorganization does not circumvent the Opinions on the Application of the Securities and Futures Law No. 3.

(III) Recalculation and comparison of indicators such as total assets, operating income and total profit of the reorganizing parties in 2020 after AXT-Tongmei is included in the scope of reorganization

1.Calculation based on the indicators of 2019

According to the financial statements of the reorganizing party (Tongmei Limited) and the reorganized party (the acquired party) provided by the Issuer during the reporting period, and upon confirmation through our interview with the CFO of the Issuer, in December 2020, the Issuer completed the acquisition of 5 entities including Beijing Boyu. The table below shows the comparison of relevant indicators of 2019:

In RMB0’000

Entity/Item	Total assets as at the end of 2019	Operating income in 2019	Total profit in 2019
Beijing Tongmei A	80,072.95	35,728.47	-1,507.98
Baoding Tongmei B	28,635.15	1,953.43	-2,902.24
Chaoyang Tongmei C	24,219.28	2,470.16	-1,457.28
Chaoyang Jinmei D	7,005.23	1,095.62	360.31
Nanjing Jinmei E	9,340.66	5,781.28	942.58

8-3-21

Exhibit 99.2

Beijing Boyu F	12,659.92	9,492.30	1,541.82
Offsetting transactions against the reorganizing parties G	-8,238.45	-8,856.82	-881.63
Total amount of the acquired parties H=B+C+D+E+F+G	73,621.79	11,935.97	-2,396.44
Proportion (H/A)	91.94%	33.41%	158.92%

(1) The reorganization above is intended to integrate the industry chain, and the Company has been in operation for over one complete accounting year after the reorganization

The reorganized party Beijing Boyu is mainly responsible for the production and sales of PBN crucibles and other PBN materials, so as to provide PBN crucible consumables for the Issuer’s semiconductor substrate materials; the reorganized parties Nanjing Jinmei and Chaoyang Jinmei are responsible for the production and sales of high-purity gallium and other high-purity compounds, in which high-purity gallium is one of the main raw materials for the Issuer to produce gallium arsenide substrates; the reorganized parties Chaoyang Tongmei and Baoding Tongmei are mainly responsible for the production and sales of gallium arsenide, and its business and production line come from the Issuer’s production line that has been relocated.

In summary, the reorganization above is integration implemented focusing on the semiconductor substrate material business of the Issuer. The assets reorganization above did not lead to a change in the main business of the Issuer; instead, after the reorganization, related-party transactions are reduced and horizontal competition is avoided, which further enhanced the independence of the Issuer.

(2) Relevant indicators are in compliance with the relevant provisions of the Opinions on the Application of the Securities and Futures Law No. 3

According to the above, neither the total assets as of the end of 2019 nor the indicators related to the operating revenue of the year exceeded 100%, but the calculation result of the total profits exceeded 100% because the profits of both parties are negative. However, with reference to relevant cases and practices on the market at present, such conditions are not included for the scope of indicator calculation. For details, refer to the explanation below.

8-3-22

Exhibit 99.2

In summary, with December 2020 as the completion time, the relevant indicators of 2019 are not subject to the circumstance provided in the Opinions on the Application of the Securities and Futures Law No. 3 that the Offering may be requested only after operation for a complete accounting year. Moreover, by now, the Company has been in operation for over a complete accounting year from the completion time of the reorganization.

(3) Relevant cases on the market

① Shenzhen Pacific Union Precision Manufacturing Co., Ltd.

During the reporting period, Shenzhen Pacific Union Precision Manufacturing Co., Ltd. established Put Tech (Hong Kong), and Put Tech (Hong Kong) acquired 100% equity interests in Pacific Union (Hong Kong). The total profit of the reorganized party is negative, and the Issuer did not include such total profits into the scope of calculation when explaining whether it was in compliance with the Opinions on the Application of the Securities and Futures Law No. 3. The information disclosed is as follows:

In RMB0’000

End of 2018/2018	Total assets	Operating revenue	Total profits
Book value of the reorganizing party ①	16,020.73	12,694.33	1,081.66
Book value of the reorganized party ②	3,750.72	7,997.49	-288.53
Proportion=②/①	23.41%	63.00%	-

② SICC Co., Ltd.

When SICC Co., Ltd. determined whether its acquisition of the equity interests in and assets of Tianyue Crystal in 2020 constituted major assets reorganization, given that the total profits of both the acquired entity and the acquiring entity in the previous year were negative, the impact on the total profits were not calculated. The information disclosed is as follows:

In RMB0’000

End of 2019/2019	Total assets	Operating revenue	Total profits
Book value of the reorganizing party ①	115,032.01	26,567.32	-16,531.68

8-3-23

Exhibit 99.2

Book value of the reorganized party ②	42,413.92	122.56	-2,690.50
Proportion=②/①	36.87%	0.46%	-

③ Beijing Qilin Hesheng Network Technology Co., Ltd.

In 2016, Beijing Qilin Hesheng Network Technology Co., Ltd. acquired the overseas entities APEX and Cybertron under common control with Beijing Qilin Hesheng Network Technology Co., Ltd. Given that the total profits of the reorganizing party and the reorganized parties in the previous year were negative, the Company did not include such total profits in the scope of calculation when explaining whether it is in compliance with the Opinions on the Application of the Securities and Futures Law No. 3. The information disclosed is as follows:

In RMB0’000

End of 2015/2015	Total assets	Operating revenue	Total profits
Book value of the reorganizing party ①	5,366.64	-	-3,341.33
Book value of the reorganized party ②	3,670.03	5,516.54	-13,994.18
Proportion=②/①	68.39%	>100%	-

In summary, given that the total profits of both the Issuer and the reorganized party (excluding the related-party transaction with Tongmei Limited) were negative in 2019, and the loss of the reorganized party was greater than Tongmei Limited, this reorganization did not improve the total profits of Tongmei Limited in 2019; therefore, Tongmei Limited is not subject to the circumstance of making up profits, hence not subject to the circumstance provided in the Opinions on the Application of the Securities and Futures Law No. 3 that the offering may be requested only after operation for a complete accounting year. Moreover, by now, the Company has been in operation for over a complete accounting year from the completion time of the reorganization.

2.Calculation based on the indicators of 2020

According to the financial statements of the reorganizing party (Tongmei Limited) and the reorganized party (acquired party) provided by the Issuer during the reporting period, and

8-3-24

Exhibit 99.2

through the interview of our lawyers with the CFO of the Issuer, if AXT-Tongmei is included in the scope of reorganization, the process of recalculating and comparing indicators such as total assets of the reorganizing parties at the end of 2020, and operating income and total profit of the reorganizing parties in 2020 is as follows:

In RMB0’000

Entity/Item	Total assets as at the end of 2020	Operating income in 2020	Total profit in 2020
Beijing Tongmei A	168,634.49	40,800.67	2,149.40
Baoding Tongmei B	32,811.80	7,159.40	-2,383.11
Chaoyang Tongmei C	29,939.56	6,018.06	-522.43
Chaoyang Jinmei D	10,828.24	3,890.71	1,559.89
Nanjing Jinmei E	12,407.95	8,538.73	886.41
Beijing Boyu F	17,030.67	11,149.72	3,361.01
AXT-Tongmei G	-	-	-
Offsetting transactions against the reorganizing parties H	-6,642.24	-8,840.99	-2,064.60
Total amount of the acquired parties I=B+C+D+E+F+G+H	96,375.98	27,915.63	837.18
Offset against the long-term equity investment held by the reorganizing parties in the reorganized parties J	-55,782.07	-	-
Excluding financing amount from an external investment institution of the reorganizing party K	-31,447.38	-	-
Percentage (I/(A+J))	85.40%	68.42%	38.95%
Proportion (I/(A+J+K))	118.39%	68.42%	38.95%

According to the table above, if AXT-Tongmei is included into the scope of reorganization, in 2020, the total assets, operating income, and total profit of the acquired entities excluding related-party transactions did not reach or exceed 100% of the relevant indicators of Tongmei Limited; therefore, it is not subject to the circumstance provided in the Opinions on the Application of the Securities and Futures Law No. 3 that the Offering may be requested only after operation for a complete accounting year. The indicator of total assets may

8-3-25

Exhibit 99.2

exceed 100% only if May 2021 is taken as the completion time of the reorganization, the calculation is made based on the relevant indicators of 2020, and the additional capital contribution received by the Issuer from external investment institutions in 2020 are excluded.

From November to December 2020, 10 external institutions including Haitong New Energy entered into capital increase agreements and supplementary agreements with the Company, and such external institutions paid the additional capital contribution to the Issuer successively from November to December 2020 in the total of RMB314 million, including RMB149 million paid in November 2020 and RMB166 million paid in December 2020. The Issuer has made corresponding accounting treatment of the additional capital contributions received in November and December 2020. Such events are external financing acts occurred during the operation of the Issuer according to its needs.

In summary, in 2020, the total assets, operating income, and total profit of the acquired entities excluding related-party transactions did not reach or exceed 100% of the relevant indicators of Tongmei Limited; therefore, it is not subject to the circumstance provided in the Opinions on the Application of the Securities and Futures Law No. 3 that the offering may be requested only after operation for a complete accounting year.

(IV) Details and relevant reasons of offsetting transactions among the reorganizing parties in 2019 and 2020

Pursuant to the Opinions on the Application of the Securities and Futures Law No. 3, if an issuer reorganizes any identical, similar or related business under the same controller as a company during the reporting period, if the total assets of the reorganized party at the end of the fiscal year immediately before the reorganization or its total operating income or total profit in the last fiscal year reaches or exceeds 100% of the issuer’s corresponding item before the reorganization, in order to facilitate investors’ understanding of the overall operation after the reorganization, the issuer shall not apply for offering until it has operated for a full fiscal year. If the reorganized party has any related party transaction with the issuer before the reorganization in the fiscal year immediately before the reorganization, the total assets, operating income or total profit shall be calculated after deducting such transactions.

8-3-26

Exhibit 99.2

According to the above provisions, the reorganized party has deducted the total assets, operating income or total profit of Beijing Tongmei. According to the explanations provided by the Company and through the interview of our lawyers with the CFO of the Issuer, the details of the offsetting transactions in 2019 and 2020 are as follows:

In RMB0’000

Entity/Item	2020	2019
Total assets
Notes receivable of the reorganized Party to Beijing Tongmei A	303.22	497.05
Accounts receivable of the reorganized party to Beijing Tongmei B	2,430.45	4,070.00
Receivable financing of the reorganized party to Beijing Tongmei C	691.47	594.30
Other receivables of the reorganized party to Beijing Tongmei D	3,217.10	3,077.10
Total amount offset against total assets E=A+B+C+D	6,642.24	8,238.45
Total revenue and profit
Operating income that should be offset by the reorganized party against Beijing Tongmei F	8,840.99	8,856.82
Operating costs of the reorganized party to Beijing Tongmei G	6,756.98	7,975.19
Interest expenses of the reorganized party to Beijing Tongmei H	19.41	-
Total amount offset against total profit I=F-G-H	2,064.60	881.63

(V) Verification procedures and opinions

Our Attorney has carried out the following verification procedures with respect to the aforesaid issues:

1. Inspecting the resolutions of the shareholders’ meeting, the resolutions of the board of directors, the articles of association, the Equity Transfer Agreement, the Capital Increase Agreement, the industrial and commercial registration materials, the new business license issued after the change, and other documents and materials involved in the asset reorganization, and the latest articles of association of Baoding Tongmei after the asset reorganization, the

8-3-27

Exhibit 99.2

Company’s explanation and confirmation, inspecting the relevant provisions of the application guidance of the Accounting Standards for Business Enterprises No. 20 - Business Mergers, and verifying the transaction process of Tongmei Limited’s acquisition of Baoding Tongmei;

2. Inspecting the latest business license obtained by Tongmei Limited after the asset reorganization, the Confirmation Letter on the Asset Reorganization issued by the Issuer, Baoding Tongmei and AXT, interviewing with the persons of Baoding Tongmei handling the industrial and commercial change registration and the officials of the industrial and commercial authorities, interviewing and confirming with MORRIS SHEN-SHIH YOUNG, Chairman of Baoding Tongmei, and VINCENT WENSEN LIU, General Manager of Baoding Tongmei, and verifying the reasons why the Company considers that it acquired the control over Baoding Tongmei on December 29, 2020;

3. Inspecting the financial statements of the reorganizing party (Tongmei Limited) and the reorganized party (the acquired entity) provided by the Issuer for the reporting period, calculating the total assets at the end of the fiscal year immediately before the reorganization or the percentage of the operating income or total profit in the fiscal year immediately before the reorganization to the corresponding item of the Issuer before the reorganization, and verifying whether it complies with the relevant laws and regulations such as the Opinions on Application No. 3.

Through verification, we believe that:

1. As of December 29, 2020, Tongmei Limited has obtained the control over Baoding Tongmei, and the relevant reasons therefor are sufficient;

2. The asset reorganization in December 2020 and the acquisition of AXT-Tongmei are two separate reorganizations implemented by the Company, the relevant indicators in relation to the acquisition of AXT-Tongmei will not affect the indicators of the reorganized party in the Issuer’s asset reorganization in December 2020 accounting for the Issuer’s total assets, operating income, or total profit. The fact that the acquisition of AXT-Tongmei is not included

8-3-28

Exhibit 99.2

in the scope of reorganization does not circumvent the Opinions on the Application of the Securities and Futures Law No. 3;

3. The total assets of the reorganized party at the end of 2019 and 2020, and the operating income and total profit of the reorganized party in 2019 and 2020 were lower than corresponding items of the Issuer, which is not the situation under which the entity shall not apply for offering until it has operated for a full fiscal year as provided for in the Opinions on the Application of the Securities and Futures Law No. 3.

III. Question 6 of the Second Round Inquiry Letter: About R&D Staff and R&D Expenses

According to the submissions, (1) the Issuer had 187 “technical R&D staff” at the end of 2021, accounting for 13.40% of the total number of employees; (2) at the end of each phase of the reporting period, the number of contract employees of the Issuer was 196, 202, 208 and 102 respectively; (3) The Issuer’s R&D expenses in 2021 were RMB90,166,400. The R&D expenses were mainly composed of employee compensation, raw materials and finished goods consumed, which increased significantly compared with 2020.

The Issuer is required to explain: (1) the distinction and specific composition of technical staff and R&D staff; (2) the reasons for the significant reduction in the number of contract employees in 2021, the replacement method of the original position functions, whether there is external undertaking of cost expenses, the detailed whereabouts of reduced contract employees, whether labor contract is signed for those becoming full members, and their continuous employment condition after the reporting period; (3) Combining with the aforesaid conditions, what is the impact of the Company’s calculation and classification accuracy of employees on calculation accuracy of proportion of R&D staff. Whether proportion of R&D staff conforms to relevant requirements for science and technology innovation evaluation indicators; (4) The reason

8-3-29

Exhibit 99.2

for the great increase in employee compensation, raw materials and finished products consumed in the composition of R&D expenses in 2021.

The Sponsor and the Issuer’s Attorney are required to explain the verification procedures, verification proportion and verification conclusion regarding the whereabouts of reduced contract employees in 2021 and the signing of labor contracts with the Company for the employees who have become regular employees, etc.

Reply:

(I)The whereabouts of reduced contract employees in 2021 and the signing of labor contracts with the Company for the employees who have become regular employees, etc.

According to the Interim Provisions on Labor Dispatching, the employers shall strictly control the number of contract employees, which shall not exceed 10% of the total number of employees. During the reporting period, the Issuer had a situation where the number of contract employees exceeded the upper limit, i.e. 10% of the total number of employees as stipulated in the Interim Provisions on Labor Dispatching. According to the explanations provided by the Company and through the interviews with the relevant HR responsible persons of the Company by our lawyers, in order to ensure that the Company’s contract employees comply with the requirements of relevant laws and regulations, combined with past work performance and other relevant factors, the Company began to gradually negotiate and sign labor contracts with some contract employees, and hire them as regular employees of the Company.

According to the list of contract personnel in 2021 provided by the Company, the labor dispatch agreement and the explanations issued by the labor dispatch company, the whereabouts of the reduced contract employees in 2021 (including the contract personnel for the initial period and the new contract personnel for the current period) specifically include two aspects: some personnel terminated the labor dispatch relationship with the Company and no longer provided relevant services to the Company; and the remaining personnel directly signed

8-3-30

Exhibit 99.2

labor contracts with the Company and become regular employees of the Company.

According to the information provided by the Company, such as the labor contract, employee roster and payroll of the regular employees, and through the interviews with the relevant HR responsible persons of the Company by our lawyers, the above-mentioned regular employees have signed written labor contracts with the Company.

(II) Verification procedures, verification proportion and verification conclusion

Regarding whereabouts of the reduced contract employees in 2021, and signing condition of labor contract by those becoming full members with the Company, our lawyers have executed the following verification procedures and the verification proportion is as follows:

1. Inquired the Company’s 2021 monthly name list of contract employees, employee roster at the end of 2020 and at the end of 2021, all labor dispatch agreements, all relevant qualification of labor dispatch company, labor contract of each employee becoming full member, departure document of each person who ends the dispatch relationship and no longer provides services to the Company, explanation issued by the labor dispatch company on the condition of labor dispatching, the explanation and confirmation issued by the Company, and made interview and confirmation with Head of Human Resources of the Company and relevant holding subsidiary, and verified the whereabouts of reduced contract employees in 2021;

2. Inquired labor contract of each contract employee becoming full member signed with the Company, 6 months of payroll before and after each contract employee becoming full member, the explanation and confirmation issued by the Company, and made interview and confirmation with Head of Human Resources of the Company and relevant holding subsidiary, and verified signing condition of labor contract by those becoming full members with the Company.

Upon verification, we believe that, among the Company’s reduced contract employees in

8-3-31

Exhibit 99.2

2021, except that some personnel terminated their labor dispatch relationship with the Company and no longer provided relevant services to the Company, the remaining employees have all become full members, and have signed written labor contract with the Company.

IV. Question 7 of the Second Round Inquiry Letter: About Legality and Compliance of Source of Core Technologies

According to submissions, the main products of the Issuer include indium phosphide substrate, gallium arsenide substrate, germanium substrate, PBN material and other high-purity materials; based on technical R&D in past years, the Issuer has mastered core technologies in the fields of aforesaid products.

The Issuer is required to explain the source of its core technologies, whether or not originated from the research contents and results of relevant personnel in their former employers, whether or not infringing upon trade secrets, patents or other intellectual properties of other entities and relevant proofs, and whether or not there is any dispute or potential dispute with relevant entity; if any dispute exists, please specify its progress and its influence on R&D, production and operation of the Company.

The Sponsor and the Issuer’s Attorney are required to offer express verification opinions on the legality and compliance of source of core technologies of the Company.

Reply:

(I) The source of its core technologies, whether or not originated from the research contents and results of relevant personnel in their former employers

1.The source of its core technologies

According to the documents and explanations provided by the Company and through the interviews with the relevant responsible persons of the Company by our lawyers, the

8-3-32

Exhibit 99.2

Company’s core technologies include polycrystal synthesis technology, single crystal growth furnace manufacturing technology, single crystal growth technology, cutting technology, grinding technology, cleaning technology, measurement technology, polishing technology, sealing packaging technology, material purification technology, pyrolytic boron nitride chemical vapor deposition technology, chemical vapor deposition reactor manufacturing technology.

The sources of the said core technologies and key research and development personnel are as follows:

Name of core technology		Source of technology	Key research and development personnel
Polycrystal synthesis technology	High-efficiency gallium arsenide polycrystal synthesis technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
	High-efficiency indium phosphide polycrystal synthesis technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
Single crystal growth furnace manufacturing technology	VGF crystal growth furnace manufacturing technology	Independent research and development	VINCENT WENSEN LIU

8-3-33

Exhibit 99.2

Name of core technology		Source of technology	Key research and development personnel
Single crystal growth technology	Semi-insulating gallium arsenide single crystal growth by vertical gradient condensation method and carbon doping control technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Semi-conductive gallium arsenide single crystal growth by vertical gradient condensation method and uniform doping control technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
	High-quality germanium single crystal growth by vertical gradient condensation method and doping control technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
	High-quality indium phosphide single crystal growth by vertical gradient condensation method and doping control technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Control technology of oxygen concentration in gallium arsenide single crystal substrate	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Automatic grinding process of crystal rod	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Automatic corrosion process of crystal rod	Independent research and development	MORRIS SHEN-SHIH YOUNG
Cutting technology	Ultra-fine diamond wire cutting technology	Independent research and development	WANG Yuanli
	High-efficiency and low-stress fully automatic wafer cutting technology	Independent research and development	Wang Yuanli
Grinding technology	Fully automatic wafer thinning process	Independent research and development	Wang Yuanli
Cleaning technology	Fully automatic wafer cleaning process by wet method	Independent research and development	REN Diansheng
Measurement technology	Crystal inspection technology	Independent research and development	REN Diansheng
	Wafer inspection technology	Independent research and development	REN Diansheng
Polishing technology	Fully automatic wafer chemical mechanical polishing process	Independent research and development	WANG Yuanli

8-3-34

Exhibit 99.2

Name of core technology		Source of technology	Key research and development personnel
Sealing packaging technology	Preparation technology of epi-ready gallium arsenide wafer	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Preparation technology of epi-ready indium phosphide wafer	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Preparation technology of epi-ready germanium sheet	Independent research and development	MORRIS SHEN-SHIH YOUNG
Material purification technology	Large density difference liquid-liquid extraction technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
	High-efficiency electrolytic refining technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Longitudinal temperature gradient partial crystallization technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Preparation of high temperature sealant boron trioxide by atmospheric-vacuum two-step dehydration	Independent research and development	MORRIS SHEN-SHIH YOUNG
Pyrolytic boron nitride chemical vapor deposition technology	Pyrolytic boron nitride chemical vapor deposition technology	Independent research and development	HE Junfang
	Preparation technology of boron nitride-boron carbide-graphite composite heating body for high temperature electric heating	Independent research and development	HE Junfang
Chemical vapor deposition reactor manufacturing technology	Design technology of vapor deposition furnace for preparation of ultra-high purity pyrolytic boron nitride products	Independent research and development	HE Junfang

2.Core technicians of the Company

According to the questionnaires completed by the relevant core technicians of the Company, the employment of the Company’s core technicians before joining the Issuer is as follows:

8-3-35

Exhibit 99.2

Core technicians	Employment before joining the Issuer
MORRIS SHEN-SHIH YOUNG	He founded AXT in the United States in 1986, and served as Chairman of the Company from October 2009 till now.
VINCENT WENSEN LIU

From 1983 to 1990, he served as the chief engineer of Beijing Automation Instrumentation Seventh Factory; from March 1993 to December 1998, he served as an engineer and production manager of AXT; since 1998, he has served as a deputy general manager, director and the general manager of the Company.

REN Diansheng

From April 1990 to February 2005, he served successively as an engineer, senior engineer, project leader, and head of technology department of the quality inspection center of the 46th Research Institute of China Electronics Technology Group. Since March 2005, he has served as a senior engineer of research and development department, senior manager of research and development department, and senior manager of wafer technology department of the Company. He currently serves as the technical director of the Company.

WANG Yuanli

From July 2003 to July 2005, he served as a postdoctoral fellow in the Key Laboratory of Semiconductor Materials Science of the Chinese Academy of Sciences; from July 2005 to the present, he has served as a senior engineer of research and development department, manager of research and development department, and deputy technical director of research and development department of the Company.

According to the explanations and confirmations provided by the Company and core technicians, the Company’s core technicians joined the Company more than ten years ago and mainly engage in research and development work according to the Company’s work arrangements. The Company’s patents and core technologies are developed by the main research and development personnel of related technologies after joining the Company, using the Company’s equipment, resources, personal knowledge, and technical reserves in their respective work and business positions, and do not involve the job inventions or other job achievements of relevant technical personnel in the original employer.

In conclusion, the Company's core technologies come from independent research and development, and there were no circumstances where the core technologies came from the research content and results of the relevant personnel when they previously worked in other organizations.

(II) Whether or not infringing upon trade secrets, patents or other intellectual properties of other entities and relevant proofs, and whether or not there is any dispute or potential dispute with relevant entity

8-3-36

Exhibit 99.2

According to the explanations and confirmations provided by the Company and core technicians, and as confirmed through the interviews with MORRIS SHEN-SHIH YOUNG, the Chairman of the Company, and VINCENT WENSEN LIU, the General Manager of the Company, by our laywers, the Company insists on the technology development mode of independent R&D; its core technologies are obtained through independent R&D and do not infringe upon trade secrets, patents or other intellectual properties of other entities, and there is no dispute or potential dispute with relevant entity.

Through our lawyers’ search and query on CREDITCHINA, National Enterprise Credit Information Publicity System, China Execution Information Disclosure Network, China Judgements Online, the People’s Court Announcement and 12309 China Procuratorate Network, there is no litigation or arbitration involving core technologies.

According to the Trademark Registration Certificate, Patent Certificate and Computer Software Copyright Certificate provided by the Issuer and the trademark file and certification issued by the State Intellectual Property Office, and the query results of computer software registration profile issued by the Software Copyright Department of Copyright Protection Center of China, and through the inquiry of our Attorney on China Trademark Network (Website: http://sbj.cnipa.gov.cn/sbj/sbcx/), China and Global Patent Examination Information Inquiry System (Website: http://cpquery.cnipa.gov.cn/) and China Copyright Registration Query Service Platform (Website: https://register.ccopyright.com.cn/query.html), as at February 28, 2022, the Company owns 23 registered trademarks, 118 granted patents and 7 registered computer software copyrights. Based on results of public online enquiry, as of the date of this Supplementary Legal Opinion, such intellectual properties have not been pledged or otherwise encumbered, nor are they involved in any ownership dispute or potential dispute.

As a whole, the core technologies of the Company do not infringe upon trade secrets, patents or other intellectual properties of other entities, and there is no dispute or potential dispute between the Company and relevant entity.

8-3-37

Exhibit 99.2

(III) Explanation about the suspected infringement of trade secret by the Company

The Company received a relevant Report Letter, alleging that: an involved employee of the Company participated in the research and development of PBN-PG composite heaters, PG process products, PBN clamping rods, and other core products during his employment at the reporting party, hence acquired core technologies of the reporting party, while such technology information was trade secret of the reporting party. At present, the involved employee is working for the Issuer and has acquired shares in the Issuer. The reporting party held that the Issuer and the involved employee were suspected of infringing the trade secret of the reporting party.

After self investigation by the Company into the reported matter above, the Company considers that all the core technologies above are developed independently with clear source, and therefore there is no infringement of the trade secret or other intellectual property rights of the reporting party. The details are as follows:

1.Relevant technologies and products involved in the reported matter

According to the interviews with the Attorney of the involved employee, the trade secrets involved in this case were related to the trade secrets of “the tooling of a PBN-PG composite heater PBN coating” and “a kind of PG coating preparation method of PBN-PG composite heater” asserted to be held by the reporting party. The above technology is related to the PBN field, but its corresponding products account for a relatively low percentage of revenue, so this technology is not one of the Company’s core technologies.

Pyrolytic graphite (PG), PBN-PG composite heater and PBN clamping rod described in the Report Letter belong to the products of Beijing Boyu, a controlled subsidiary of the Company, and do not involve technologies and products in the field of semiconductor substrates and high-purity materials, nor are they the main products in the field of PBN such as PBN crucibles.

8-3-38

Exhibit 99.2

The Company’s main PBN products are closely related to semiconductors, OLEDs and other fields, and the production of III-V family and wide band-gap compound semiconductor substrates and crucibles for OLED evaporation sources requires the use of PBN materials produced by the Company. The PBN clamping rod, PBN-PG composite heater and PG coating are used for traveling wave tube for communication, CIGS evaporation and coating crucible respectively, and are not strongly related to the Company’s products which are mainly involved in the downstream field.

During the reporting period, the revenues from semiconductor substrate materials, high-purity metals and compounds, and other products are the main source of revenues of primary business of the Company; in 2021, the revenues from PBN materials only account for 9.05% of revenues from primary business, a relatively low percentage. The total revenues generated by PG related products and relevant products of PBN-PG composite heaters are RMB38,200, RMB336,900 and RMB483,200 respectively, accounting for 0.01%, 0.06% and 0.06% of business incomes of the Company respectively, and no PBN clamping rod is sold; the revenues from aforesaid products have little influence on the production and operation of the Company.

2.Basis of determining that the relevant core technologies of the Company did not infringe the trade secret of the reporting party

(1) The Company has the technical capability to independently develop these products

① The Company has developed its own chemical vapor deposition (CVD) technology and related equipment and processes, and has technical reserves for the development of related application products

In terms of technology, according to the description of the Company, the Company’s core technology in the CVD field is mainly reflected in the development of equipment and processes. The chemical vapor deposition reactor designed and manufactured by the Company has a unique structure. Not only one furnace can hold multiple samples, but also each mold substrate in the same furnace can both revolve and rotate at a high temperature of nearly 2,000 degrees,

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and the speed can be adjusted freely as needed, to ensure the thickness uniformity, component consistency and interlayer adhesion of each product. The Company has applied for a number of patent protections for technologies in the CVD field, and has designed and developed unique production processes and process parameters.

In terms of talents, the Company’s key research and development team in the CVD field is composed of a number of senior personnel with many years of research and development in the industry, which guarantees the necessary human resources for the Company to maintain constant technological innovation and continuous expansion. Mr. HE Junfang, one of the founders of Beijing Boyu, a controlled subsidiary of the Company, was graduated from School of Materials Science and Engineering of Harbin Institute of Technology and engaged in research efforts at Shenyang Institute of Metal Research, Chinese Academy of Sciences, studying CVD process and materials as the responsible person of the laboratory. The large-size high-purity PBN crucible and high-density, high-precision, low-loss PBN clamping rod developed by him have successively won the second and third prize of National S&T Progress Award in Shenyang and Liaoning. He also published many academic papers.

② The Company has many years of production experience in PBN materials and related fields, and has a rich product line

The Company’s main products in the PBN field are PBN materials and products, which are prepared using the above CVD technology. The Company is one of the earliest enterprises researching and developing, producing and selling PBN related products on a large scale in China. Since its establishment in 2002, it has been engaged in the research and development, production and sales of PBN related products for more than 20 years. According to the description of the Company, using self-developed chemical vapor deposition equipment, unique process technology and rich semiconductor material experience, and the Company constantly and iteratively optimizes the preparation process to produce PBN crucibles featured by high-purity, high-density, longer service life and high crystal formation rate, which has been highly praised by users at home and abroad. At present, the Company has developed and

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Exhibit 99.2

produced hundreds of PBN products with different varieties and specifications, with a rich range of products.

③ The Company has basic conditions such as off-the-shelf CVD equipment and underlying technology and experienced technical team for development of PG, PBN-PG composite heater and PBN clamping rod

According to the description of the Company, same as other PBN products, PG, PBN-PG composite heater and PBN clamping rod are all prepared using CVD process as the underlying technology, and the products are also prepared using the same CVD furnace as PBN, and the difference is mainly reflected in the different gas raw materials. Unlike the preparation of PBN, PG only needs a single gas to decompose into carbon, and the technical difficulty is relatively low. With years of research and development and product experience and leading advantages in CVD and PBN fields, the Company has created feasibility for the rapid and independent development of products with the same underlying technology such as PG, PBN-PG composite heater and PBN clamping rod. Therefore, after downstream customers issue procurement requirements, the Company has accumulated sufficient technologies, equipment and talents to respond to such requirements and research and develop and prepare the above products in a relatively short period of time.

(2) The technologies corresponding to relevant products of the Company are independently researched and developed by the Company itself, so the source of technologies is clear

① Research and development process of the Company’s PG preparation technology

According to the description of the Company, PG is a subdivision of graphite. Its performance is similar to PBN. It has the advantages of high purity, good compactness, and high temperature resistance; PBN is an insulator while PG is a conductor. Like PBN, PG is also prepared by CVD technology. In the high-temperature CVD furnace cavity, hydrocarbons (such as CH4, C3H6, C3H8) are introduced as reaction gases, decomposed into carbon under the

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Exhibit 99.2

set high temperature and vacuum, and grown on the surface of matrix such as graphite mold. After cooling, PG products of various shapes are formed. PG coatings, PBN-PG composite heaters and other products of different shapes and sizes can be made.

PG materials are mainly used as protective coatings. Mr. HE Junfang, one of the founders of Beijing Boyu, a controlled subsidiary of the Company, proposed in his paper “Application of PBN in the Preparation of Semiconductor Materials”: “PG deposited on a PBN substrate can be processed into a resistance heater. The output power of this heater can exceed 45 W/cm2, and it has excellent resistance to fast and frequent thermal cycles.” PG materials were also explicitly mentioned by the Company in the patent awarded in 2013, i.e. Vapor Deposition Furnace with Multi-Directional Air Inlet for Preparation of Pyrolytic Boron Nitride Products (patent number: CN201220429023.0), which shows that the Company has long known knowledge and research in the field of PG materials.

According to the materials provided by the Company, from the beginning of research in June 2018 to the completion of research and development in March 2019.

② The Company’s research and development process of PBN-PG composite heater

According to the description of the Company, the PBN-PG composite heater uses CVD deposition technology to deposit PBN, PG and PBN materials successively to obtain a three-layer composite structure of PBN/PG/PBN. According to specific requirements, it is processed into different shapes and sizes and used as a heater. The PBN-PG composite heater is organically combined by using the conductivity of PG as a heating wire and the insulation of PBN as a protective layer.

According to the description of the Company, On the basis of public technology, the Company conducts further research on the technical difficulties involved in customized products based on the customized product requirements proposed by customers. The Company used CVD technology in 2012 and also used C3H6and other hydrocarbons as raw materials to develop boron nitride-boron carbide-graphite (PBN-BC-C) composite heaters. In 2014, the

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Exhibit 99.2

Company was awarded the invention patent “A Boron Nitride-Boron Carbide-Graphite Composite Heating Element for High-Temperature Electric Heating” (patent number: ZL201210287536.7). It can be seen that the Company has long had research and layout in the field of PBN-related composite heaters.

According to the materials provided by the Company, from the beginning of research in June 2018 to the completion of research and development in May 2019.

③ Research and development process of the Company’s PBN clamping rod preparation technology

According to the description of the Company, PBN clamping rod is a ceramic rod used to clamp the spiral wire in an electronic tube, which plays a role of fixing, insulation and heat dissipation. The preparation method is as follows: the high-performance PBN plate is prepared by high-temperature CVD technology, and then cut and finely processed into a high-precision PBN rod with certain length, width and thickness.

HE Junfang, one of the founders of Beijing Boyu, successfully developed the PBN clamping rod in 1998, and applied for the invention patent titled “A Clamping Rod for Electronic Tubes” (CN1093685C) as the first inventor and was authorized.

According to the description of the Company, PBN has the characteristics of high precision, high thermal conductivity, low dielectric loss and easy processing. It is studied and applied as a new type of clamping material. Though the Company has mastered the PBN clamping rod preparation technology, it has not carried out sales of PBN clamping rods due to the low demand in the downstream market.

(3) The Company has been engaged in research and development of CVD technology and PBN materials for more than 20 years

Beijing Boyu was founded in 2002 while the reporting party was founded in 2011. Comparatively speaking, Beijing Boyu is one of the earliest enterprises in China to carry out

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Exhibit 99.2

PBN material industrialization and use CVD technology, and has a complete independent intellectual property system related to production and operation.

Beijing Boyu has been engaged in research and development of PBN materials according to CVD technology for more than 20 years. Its products are sold well in Europe, the United States, Japan, South Korea, Singapore, Taiwan and other countries and regions. It has successfully become a qualified supplier of many globally well-known enterprises. It further enriches the Company’s product line and expands the market area covered by the products.

(4) The involved employee is not a core technician of the Company, nor is he a core technician in PBN and related fields, and his contribution to the research and development of the Company’s products is limited

The involved employee joined the Company in May 2019, who is not a core technician of the Company, and has not formed any patent in the Company either. According to the Company’s description, and upon confirmation through our interview with relevant principals and employees, he is neither a core technician of the Company nor a core technician of Beijing Boyu, based on the followings:

① The fields in which the involved employee is engaged are of low relevance to the semiconductor industry

The Company is a world-famous semiconductor material technology enterprise, primarily engaged in the R&D, production and sales of indium phosphide substrates, gallium arsenide substrates, germanium substrates, PBN materials and other high-purity materials. The Company’s R&D, production and sales are carried out around the semiconductor industry. However, since joining the Company, the involved employee has been chiefly responsible for the R&D and production of metal heaters for evaporation (OLED evaporation point source) and the R&D of auxiliary PG and PBN-PG composite heaters, mainly in the fields of OLED and solar heaters with low relevance to the semiconductor industry.

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Exhibit 99.2

② The involved employee has been engaged in the material industry for a short time, having comparatively insufficient knowledge reserve and experience accumulation.

In the field of materials science, engineers need to have rich practical experience in all links of material production, who will only work out the best material preparation scheme through complex theoretical calculation in light of the different working conditions and application scenarios, and on the basis of balancing theoretical and actual conditions relying on the long-term accumulation of production process research, model design experience, and repeated verification and adjustment. The involved employee graduated from the Modern Science and Technology Faculty of Taiyuan University of Technology in 2016, majoring in the mechanical design, manufacturing and automation. He is relatively new to the profession and has a relatively short service term in Beijing Boyu, with competitively insufficient knowledge reserve and experience accumulation.

③ The remuneration of the involved employee has not been significantly improved since he joined the Company, and the Company has not identified him as a core technician

According to the description of the involved employee and the bank statements provided by him, after considering the living cost of his workplace, there has been no significant improvement on his remuneration after he joined the Company compared with that before his joining.

In addition, when the involved employee joined the Company in May 2019, no equity or option incentive terms were promised by the Company, as the Company had no A-share listing plan or equity incentive and employee stock ownership plan at that time. After his joining, the Company granted no AXT shares or options to him either. It can thus be seen that the Company has not regarded him as a core technician in terms of remuneration.

When the involved employee joined the Company, the Company has basically completed the research and development of the PG preparation technology, PBN-PG composite heater preparation technology, and PBN clamping rod preparation technology, with the subsequent

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Exhibit 99.2

work focusing on the change, designing, and continuous optimization of composite heaters with different structures and sizes for customers. Therefore, the Company’s PG preparation technology, PBN-PG composite heater preparation technology, and PBN clamping rod preparation technology are developed independently, for which this employee made limited contribution for the research and development of the Company’s relevant products.

(5) The Company has long had a layout of relevant products and technologies, and has been granted relevant patents before the involved employee’s joining

With years of R&D and product experience and advantages in the CVD and PBN fields, the Company has formed and been granted a number of relevant technical patents, including 2 protective layer-related patents and 2 composite heater-related patents, prior to joining of the involved employee, as detailed below:

Technical Direction	Patentee	Patent Title	Patent Type	Patent No.	Filing Date	Publication Date	Acquisition Method
Technologies related to pyrolytic graphite coating	Beijing Boyu	Evaporator crucible with silicon carbide protective layers	Utility model	2012204290118	Aug. 27, 2022	Mar. 13, 2013	Original acquisition
	Beijing Boyu	Evaporator crucible with pyrolyzed boron nitride protective layers	Utility model	2012204290122	Aug. 27, 2022	Mar. 13, 2013	Original acquisition

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Exhibit 99.2

Technologies related to composite heater	Beijing Boyu	Heater with pyrolysis boron nitride protection layer	Utility model	2012204284780	Aug. 27, 2022	Apr. 10, 2013	Original acquisition
	Beijing Boyu	Boron nitride-boron carbide-graphite composite heating element used for high temperature electric heating	Invention	2012102875367	Aug. 13, 2022	Jun. 4, 2014	Original acquisition

Note: According to the Company’s description, PG materials in the technologies related to pyrolytic graphite coating are mainly used for protection, so the patents formed by such technologies are mainly related to the protective layer technology, and the materials can be replaced.

(6) There is a significant difference on production between the products involved and the Company’s core products

According to the Company’s description, and upon confirmation through our interview  with relevant principals, in term of material preparation method, PG is prepared using a single hydrocarbon (CH4, C3H6 or C3H8, etc.) as the reactant gas, while PBN is prepared using boron halide (BCl3 or BF3) and ammonia (NH3) as the reactant gases at the same time. PBN-PG composite heater is made of PBN material as the main body, coated with PG as heating wire and then with PBN layer. PBN clamping rod is one of PBN materials.

There are many differences in the production process of PBN and PG. The production process of PBN is more complicated and difficult to produce. Therefore, the products and technologies involved in PG this time will not affect the production of PBN materials, the Company’s core product. The grasping of two technologies at the same time by the Company is a requisite for production of PBN-PG composite heate. Therefore, the production technology of PBN-PG composite heater does not affect the production of PBN material, the Company’s core production.

In summary, the Company, the involved employee, and his Attorney believe that the

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Exhibit 99.2

relevant core technologies do not infringe the intellectual property rights such as the trade secrets of the reporting party.

(IV) Verification procedures and opinions

Our Attorney has carried out the following verification procedures with respect to the aforesaid issues:

1. Checking the list of core technologies of the Company and relevant documents, and its explanations and confirmation, questionnaires filled in by core technicians, interviewing relevant technical principals, investigating the specific R&D work engaged by core technicians in the Company, and checking the source of relevant core technologies of the Company;

2. Checking the regulations and flows in relation to R&D and production of the Company, obtaining explanations and confirmation from the core technicians and R&D principals of the Company, and checking whether or not core technologies of the Company originated from the research contents and results of relevant personnel in their former employers;

3. Through our lawyers’ search and query on CREDITCHINA, National Enterprise Credit Information Publicity System, China Execution Information Disclosure Network, China Judgements Online, the People’s Court Announcement and 12309 China Procuratorate Network, there is no litigation or arbitration involving core technologies.

4. Checking the Trademark Registration Certificate, Patent Certificate and Computer Software Copyright Certificate provided by the Issuer and the trademark file and certification issued by the State Intellectual Property Office, and the query results of computer software registration profile issued by the Software Copyright Department of Copyright Protection Center of China, and making the inquiry on China Trademark Network (Website: http://sbj.cnipa.gov.cn/sbj/sbcx/), China and Global Patent Examination Information Inquiry System (Website: http://cpquery.cnipa.gov.cn/) and China Copyright Registration Query Service Platform (Website: https://register.ccopyright.com.cn/query.html) to verify the Issuer's

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Exhibit 99.2

intellectual property rights, whether there are restrictions on rights such as pledges, and whether there are ownership disputes or potential disputes;

5. Checking the list of core technologies of the Company and relevant documents, obtaining explanations and confirmation from the core technicians and R&D principals of the Company, and logging on public website to search and check whether or not core technologies of the Company infringe upon trade secrets, patents or other intellectual properties of other entities, and whether or not there is any dispute or potential dispute between the Company and relevant entity;

6. Inspected the employment contract entered into by the involved employee with the Company, the interview and employment form, identity card, personal resume, the partnership agreement and certificate of capital contribution in relation to his acquisition of shares in Boyu Hengye, and checked the time and background ofhis  employment with the Company and his acquisition of shares in the Company, and his working experience prior to his employment with the Company;

7. Inspected the samples of the Employment Contract and the Contract for Confidentiality and Use and Protection of Intangible Assets of Guojing provided by the involved employee, inspected the materials in relation to his departure from the Guojing and his bank statement for 12 months after his departure from Guojing; and obtained communication materials between the involved employee and the relevant responsible person of the reporting party, bank certificates in relation to relevant payments made by Guojing, the statement on relevant circumstances issued by the involved employee and the legal opinion issued by the Attorney, and checked whether the involved employee breaches any non-competition and confidentiality agreement;

8. Inspected the Audit Report, relevant sales contracts and detailed income statement, obtained the statement and confirmation letter issued by the Company, interviewed the relevant responsible persons of the Company and his Attorney, and checked the impact on the

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Company’s R&D, production and operation;

9. Inspected the Audit Report, relevant sales contracts and detailed income statement, interviewed core technicians and R&D leaders of the Company in the field of PBN, obtained the information on technical sources of technologies and products, such as the PBN-PG composite heater, PG process products and PBN clamping rod, and their income percentage in the Issuer’s actual business, the information on the extent of their impact on the Issuer’s production and R&D; interviewed the responsible persons of Beijing Boyu, and obtained the information on the income distribution and sources of core technologies of the Company’s products in the field of PBN.

Through verification, we believe that:

1. The core technologies of the Company have sources that comply with laws and regulations, not originating from the research contents and results of relevant personnel in their former employers;

2. The core technologies of the Company do not infringe upon trade secrets, patents or other intellectual properties of other entities, and there is no dispute or potential dispute between the Company and relevant entity.

The Supplementary Legal Opinion is made in quadruplicate.

(There is no text below, followed by the signature page)

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Exhibit 99.2

(No text hereunder, which is the Signature Page of Supplementary Legal Opinion (II) of King & Wood Mallesons on the IPO and Listing of Beijing Tongmei Xtal Technology Co., Ltd. on the Science and Innovation Board)

Handling Attorney of King & Wood Mallesons:

XU Hui

YANG Zhenhua

WANG Anrong

Leader:

WANG Ling

June 16,2022

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